Exhibit 10.02
Domestic Relocation Assistance Repayment Agreement With Home Sale Assistance
Relocating Employee Must Sign This Agreement
I have read and fully understand Flextronics International USA, Inc relocation assistance benefits as listed on the addendum to my offer letter. This addendum describes the relocation benefits potentially reimbursable or paid directly by the company on my behalf. My signature below acknowledges that I have reviewed this information and fully understand the assistance to be provided to me.
In return for Flextronics providing me with relocation assistance, I agree that the amounts received directly by me, or paid to others on my behalf for moving and relocation expenses (“relocation amount”) shall be considered conditional payments until I have completed 24 months of employment with Flextronics from an effective transfer date. If I voluntarily leave Flextronics or am terminated for gross misconduct before serving 24 months from the effective transfer date or do not relocate, I agree to promptly refund a pro rated portion of all relocation expenses paid on my behalf based on the number of months I have remained employed with Flextronics:

Relocation to Termination Date	% Reimbursed by Transferee
1 month or less	100%
2-3 months	90%
4-5 months	80%
6-7 months	70%
8-9 months	60%
10-11 months	50%
12-13 months	40%
14-15 months	30%
16-17 months	25%
18-19 months	20%
20-21 months	15%
22-23 months	10%
23-24 months	5%
The signature on this agreement is considered authorization for Flextronics to withhold, if necessary and permissible, any such amount due from my salary or other accrued compensation and deduct the above amount from my last paycheck.
I understand that this agreement does not alter my status as an employee at will of Flextronics or one of its subsidiaries, and that my employment may be terminated at any time, with or without cause and with or without notice. In addition, I understand that if my employment with Flextronics ends before serving 24 months from my effective transfer date, for whatever reason, that all benefits under this agreement will immediately cease.

/s/ Francois Barbier Relocating Employee Signature	Francois Barbier Print Name	7/1/2010 Date
Rev. 10.0.07